EXHIBIT 99.1

Terra Tech Corp. Acquires Remainder of Interest in Blüm, Reno Dispensary

IRVINE, CA – June 13, 2019 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated cannabis-focused agriculture company, is pleased to announce the Nevada Department of Taxation has approved its agreement to acquire the remainder of the interest in the Blüm Reno dispensary and the building where the facility is located from Forever Green NV and Forever Young Investments, LLC, affiliates of Heidi Loeb Hegerich.

Terra Tech Corp.’s ownership in the Blüm dispensary, including its cannabis licenses and the building which houses the dispensary, increased from 50% to 100%. The dispensary is located at 1085 S Virginia St Suite A, Reno, NV 89502.

Derek Peterson, CEO of Terra Tech, commented, “Our Blüm dispensary in Reno has provided cannabis products to the local medical market since January 2017. Since Nevada legalized adult use cannabis we have seen even stronger sales at Blüm, Reno and we are pleased to now have complete ownership and control over the dispensary as we continue to execute against our growth strategy for this location. We are also ramping cultivation and production of our premium IVXX™ cannabis products at our Sparks and Reno facilities; these IVXX products are sold at both our Blüm dispensaries as well as third party dispensaries across Nevada.”

This concludes the lawsuit between Terra Tech Corp. and Forever Green, Forever Young Investments and Ms. Hegerich.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Blüm Retail Stores visit: http://letsblum.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Instagram @Letsblum

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

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Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to Terra Tech Corp. (the "Company") or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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